UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

STERIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	001-38848	98-1455064
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

70 Sir John Rogerson’s Quay, Dublin 2, Ireland D02 R296
(Address of principal executive offices)

Registrant’s telephone number, including area code: + 353 1 232 2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	STE	New York Stock Exchange
2.700% Senior Notes due 2031	STE/31	New York Stock Exchange
3.750% Senior Notes due 2051	STE/51	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2026, Richard C. Breeden notified STERIS plc (the “Company”) that he will not stand for reelection to the Board of Directors (the “Board”) at the Company’s 2026 Annual General Meeting of Shareholders. Mr. Breeden’s decision to retire is not the result of any disagreement with the Company on any matters related to the Company’s operations, policies or practices. The Company and the Board thank Mr. Breeden for his 18 years of service to the Company as a Director.

On May 5, 2026, the Board of the Company increased its size from nine to ten members and appointed Pierre Boulud to serve as a director effective as of that date.

Mr. Boulud, age 54, is the Chief Executive Officer of bioMérieux, a biotechnology company focused on in vitro diagnostics, having served in that role since June 2023. Mr. Boulud joined bioMérieux in 2016 as Corporate Vice President, Head of Asia Pacific Region, and was promoted to Chief Operating Officer in 2020. Previously, he worked at Ipsen, a pharmaceutical company, from 2002 until 2016, serving in various roles of increasing responsibility and ultimately as the Executive Vice President of Specialty Care Commercial Operations. Mr. Boulud began his career as a strategic consultant, working at Bossard Consultants from 1995 to 1997 and at the Boston Consulting Group from 1997 to 2002.

Mr. Boulud will receive a prorated fee of $76,989 for the remainder of the Board’s 2025-26 term of office, which will be payable in career restricted stock units granted in conjunction with the Company’s Non-Employee Director Compensation Program. Mr. Boulud will be eligible for the same indemnification program as the other members of the Board.

Item 7.01	Regulation FD Disclosure.

On May 7, 2026, the Company issued a press release announcing Mr. Boulud’s appointment. The press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by STERIS plc on May 7, 2026 announcing the appointment of Mr. Boulud

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
Name:	J. Adam Zangerle
Title:	Senior Vice President, General Counsel & Company Secretary

Dated: May 7, 2026